              As Filed With the Securities and Exchange Commission
                               on March 30, 2000
                                                  Registration No. 333-________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                                  AMSURG CORP.
             (Exact name of registrant as specified in its charter)

             TENNESSEE                                          62-1493316
   (State or other jurisdiction of                           (I.R.S. Employer
    incorporation or organization)                         Identification No.)

     20 BURTON HILLS BOULEVARD
        NASHVILLE, TENNESSEE                                      37215
(Address of Principal Executive Offices)                        (Zip Code)

                                  AMSURG CORP.
                     1997 STOCK INCENTIVE PLAN, AS AMENDED
                            (Full title of the plan)

                                CLAIRE M. GULMI
                           20 BURTON HILLS BOULEVARD
                           NASHVILLE, TENNESSEE 37215
                    (Name and address of agent for service)

                                 (615) 665-1283
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

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Title of securities to          Amount to be           Proposed maximum            Proposed maximum        Amount of registration
    be registered                registered        offering price per share    aggregate offering price             fee
==================================================================================================================================

Class A Common Stock         470,000 shares(1)           $6.19 (2)                  $2,909,300 (2)                 $768.06

==================================================================================================================================

(1) Represents 470,000 shares reserved for issuance pursuant to future grants under the Company's 1997 Stock Incentive Plan.
(2) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and are based on the average of the high and low price per share of the Registrant's Class A Common Stock as reported on The Nasdaq Stock Market's National Market (the "National Market") on March 27, 2000.

                     REGISTRATION OF ADDITIONAL SECURITIES

         This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, no par value, of AmSurg Corp., a Tennessee corporation (the "Registrant"), for the Registrant's 1997 Stock Incentive Plan, as amended.

         INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENTS

         The Registration Statement on Form S-8 (Registration No. 333-41961) previously filed by the Registrant with the Securities and Exchange Commission on December 11, 1997 is hereby incorporated by reference herein.

Item 8.  Exhibits

                Exhibit Number                                             Description
               ----------------           ---------------------------------------------------------------------------------

                    4.1                   AmSurg Corp. 1997 Stock Incentive Plan, as amended

                    4.2                   Specimen Class A Common Stock certificate (incorporated by reference to
                                          Exhibit 4.1 of the Company's Registration Statement on Form 10, as
                                          amended (filed with the Commission on March 11, 1997))

                    4.3                   Specimen Class B Common Stock certificate (incorporated by reference to
                                          Exhibit 4.2 of the Company's Registration Statement on Form 10, as
                                          amended (filed with the Commission on March 11, 1997))

                    4.4                   Article 7 of the Company's Amended and Restated Charter (incorporated by reference to Exhibit 3 of the Current Report on Form 8-K, dated December
                                          3, 1999)

                    4.5                   Article 2 of the Company's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 10, as
                                          amended (filed with the Commission on March 11, 1997))

                    4.6                   Rights Agreement, dated December 2, 1999, between AmSurg Corp. and SunTrust
                                          Bank Atlanta, including the Form of Rights Certificate (Exhibit A), the
                                          Form of Summary of Rights (Exhibit B) and the Form of Articles of Amendment to
                                          the Amended and Restated Charter of AmSurg Corp. (Exhibit C) (incorporated by reference to Exhibit 4 of the Current Report on Form 8-K, dated December 3, 1999)

                    5.1                   Opinion of Bass, Berry & Sims PLC

                   23.1                   Consent of Deloitte & Touche, LLP

                   23.2                   Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

                   24.1                   Power of Attorney (included on page II-3)
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                                     II-2

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 30th day of March, 2000.

                                 AMSURG CORP.

                                 By: /s/ Ken P. McDonald
                                    ------------------------------------------
                                       Ken P. McDonald
                                       President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Ken P. McDonald and Claire M. Gulmi and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                               Title                                            Date
---------                               -----                                            ----

 /s/ Ken P. McDonald                    President and Chief Executive Officer            March 30, 2000
---------------------------------       (Principal Executive Officer)
Ken P. McDonald

 /s/ Claire M. Gulmi                    Senior Vice President, Chief Financial           March 30, 2000
--------------------------------        Officer and Secretary (Principal
Claire M. Gulmi                         Financial and Accounting Officer)

 /s/ Thomas G. Ciggaran                 Chairman of the Board                            March 30, 2000
-------------------------------
Thomas G. Ciggaran

                                        Director                                         March   , 2000
-------------------------------
James A. Deal

                                        Director                                         March   , 2000
-------------------------------
Steven I. Geringer

                                        Director                                         March   , 2000
-------------------------------
Debora A. Guthrie

 /s/ Henry D. Herr                      Director                                         March 30, 2000
-------------------------------
Henry D. Herr

 /s/ Bergein F. Overholt, M.D.          Director                                         March 30, 2000
-------------------------------
Bergein F. Overholt, M.D.

                                 EXHIBIT INDEX

                Exhibit Number                                            Description
               ----------------           ---------------------------------------------------------------------------------

                    4.1                   AmSurg Corp. 1997 Stock Incentive Plan, as amended

                    4.2                   Specimen Class A Common Stock certificate (incorporated by reference to
                                          Exhibit 4.1 of the Company's Registration Statement on Form 10, as
                                          amended (filed with the Commission on March 11, 1997))

                    4.3                   Specimen Class B Common Stock certificate (incorporated by reference to
                                          Exhibit 4.2 of the Company's Registration Statement on Form 10, as
                                          amended (filed with the Commission on March 11, 1997))

                    4.4                   Article 7 of the Company's Amended and Restated Charter (incorporated by reference to Exhibit 3 of the Current Report on Form 8-K, dated December
                                          3, 1999)

                    4.5                   Article 2 of the Company's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 10, as
                                          amended (filed with the Commission on March 11, 1997))

                    4.6                   Rights Agreement, dated December 2, 1999, between AmSurg Corp. and SunTrust
                                          Bank Atlanta, including the Form of Rights Certificate (Exhibit A), the
                                          Form of Summary of Rights (Exhibit B) and the Form of Articles of Amendment to
                                          the Amended and Restated Charter of AmSurg Corp. (Exhibit C) (incorporated by reference to Exhibit 4 of the Current Report on Form 8-K, dated December 3, 1999)

                    5.1                   Opinion of Bass, Berry & Sims PLC

                   23.1                   Consent of Deloitte & Touche, LLP

                   23.2                   Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

                   24.1                   Power of Attorney (included on page II-3)